Exhibit 99.1

Zai Lab Announces Engagement of KPMG LLP, a U.S. Auditor, as the Company’s Independent Registered Public Accounting Firm

•	Zai Lab’s engagement of an audit firm located in the United States is expected to facilitate the Company’s continued listing on Nasdaq because KPMG is subject to inspection by the PCAOB.

SHANGHAI, SAN FRANCISCO, and CAMBRIDGE, Mass., April 21, 2022 (GLOBE NEWSWIRE) — Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), a patient-focused, innovative, commercial-stage, global biopharmaceutical company, announced today that the Audit Committee of its Board of Directors has approved the engagement of KPMG as the Company’s independent registered public accounting firm. KPMG will be engaged to audit the annual consolidated financial statements of Zai Lab and its subsidiaries (the “Group”) filed with the U.S. Securities and Exchange Commission and internal controls over financial reporting for the fiscal year ending December 31, 2022. KPMG LLP also will be engaged to audit the consolidated financial statements of the Group for the year ending December 31, 2022 submitted to The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) in accordance with the Rules Governing the Listing of Securities of the Hong Kong Stock Exchange, subject to the Company’s receipt of the requisite approvals from the Hong Kong Stock Exchange and the Financial Reporting Council of Hong Kong, which are expected to be administrative in nature.

The Company expects that this transition to an audit firm located in the United States and subject to inspection by the Public Company Accounting Oversight Board (PCAOB) enables the Company to comply with the audit requirements of the Holding Foreign Companies Accountable Act and, if so, will facilitate its continued listing on Nasdaq. This transition was not the result of any disagreements or unresolved matters with the Company’s incumbent auditor, and there are no matters with respect to this transition that need to be brought to the attention of the Company’s shareholders.

“The Company’s engagement of KPMG is a natural outgrowth of our continued evolution into a global biopharmaceutical company,” said Billy Cho, Chief Financial Officer of Zai Lab. “Consistent with our globalization strategy, we view our global shareholder base as key to our future success and to achieving our vision of improving human health worldwide. KPMG’s engagement facilitates our continued global liquidity for our shareholders through our Nasdaq and Hong Kong Stock Exchange listings. The transition to a U.S. auditor like KPMG also fits well with our existing presence in the United States. We are excited to begin working with a world class auditor like KPMG.”

KPMG is in the process of concluding its standard client evaluation procedures, including obtaining approval from the Hong Kong Stock Exchange to be appointed as our auditor. Upon completion of these standard procedures, KPMG will be in a position to execute an engagement letter and formally commence the engagement. For more information on this change in the Company’s independent registered public accounting firm, see the Current Report on Form 8-K that the Company filed with the SEC today, which is available on the Company’s website at www.zailaboratory.com and on the SEC’s website at www.sec.gov.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is a patient-focused, innovative, commercial-stage, global biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders, infectious diseases, and neuroscience. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing, and commercializing our portfolio to impact human health worldwide.

For additional information about Zai Lab, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

Zai Lab Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects, including, without limitation, statements relating to the engagement of KPMG and dismissal of the Company’s incumbent auditor as Zai Lab’s independent registered public accounting firm. These forward-looking statements may contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, nor are they guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products, (2) our ability to finance our operations and business initiatives and obtain funding for such activities, (3) our results of clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory, and political conditions, and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

For more investor-related information about Zai Lab, please go to www.SEC.gov or visit www.zailaboratory.com.

For more information, please contact:

Investor Relations: Lina Zhang

+86 136 8257 6943

lina.zhang@zailaboratory.com

Media: Danielle Halstrom / Xiaoyu Chen

+1 (215) 280-3898 / +86 185 0015 5011

danielle.halstrom@zailaboratory.com / xiaoyu.chen@zailaboratory.com

Source: Zai Lab Limited